FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
717 Fifth Avenue
New York, NY 10022
212-705-5000

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2017

New York, NY, March 7, 2018 - Resource Capital Corp. (NYSE: RSO) reports results for the three months and year ended December 31, 2017.
Significant Items and Highlights

•
GAAP net loss allocable to common shares of $(0.39) per share-diluted and GAAP net income allocable to common shares of $0.18 per share-diluted for the three months and year ended December 31, 2017, respectively.

•
RSO announced the redemption of all of its outstanding 8.50% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") and 8.25% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock").

•
Core Earnings, a non-GAAP measure, of $(0.14) and $(0.77) per common share-diluted (see Schedule I). Core Earnings include a non-recurring charge of $0.12 per common share-diluted in connection with the January 2018 preferred stock redemptions announced on December 18, 2017.

•
RSO has monetized $364.0 million of the investments that were included in management's previously communicated strategic plan (the "Plan") (see Schedule III), of which $39.1 million and $319.4 million were liquidated during the three months and year ended December 31, 2017, respectively.

•	RSO originated $229.0 million and $600.3 million of new commercial real estate ("CRE") loans during the three months and year ended December 31, 2017, respectively.

•	Common stock cash dividends of $0.05 and $0.20 per share for the three months and year ended December 31, 2017, respectively.

•	Book value of $14.46 per common share at December 31, 2017, as compared to $14.91 per common share at September 30, 2017.
Three Months and Year Ended December 31, 2017 Results

•
GAAP net loss allocable to common shares of $12.1 million, or $(0.39) per share-diluted, and GAAP net income allocable to common shares of $5.7 million, or $0.18 per share-diluted, for the three months and year ended December 31, 2017, respectively, as compared to a GAAP net loss allocable to common shares of $9.5 million, or $(0.31) per share-diluted, and $53.0 million, or $(1.73) per share-diluted, for the three months and year ended December 31, 2016, respectively.

•	Core Earnings were $(4.2) million, or $(0.14) per common share-diluted, and $(23.9) million, or $(0.77) per common share-diluted, for the three months and year ended December 31, 2017, respectively.

•
GAAP net loss allocable to common shares and Core Earnings for the three months ended December 31, 2017 include a charge of $3.8 million related to the January 2018 redemption of all shares of Series A Preferred Stock and 930,983 shares of Series B Preferred Stock. The charge represents the difference between the carrying values and the redemption prices of the redeemed Series A Preferred Stock and Series B Preferred Stock.

Additional Items
Commercial Real Estate

•	Substantially all of RSO's $1.3 billion CRE loan portfolio comprised floating rate senior whole loans at December 31, 2017.

•	RSO's CRE whole loan portfolio had a weighted average spread of 4.71% over the London Interbank Offered Rate ("LIBOR") of 1.56% at December 31, 2017.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2017 (in millions, except percentages):

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
New CRE whole loans funded	$204.4	$528.9
New unfunded loan commitments	24.6	71.4
Total CRE whole loan fundings and commitments	229.0	600.3
Payoffs (1)(2)	(185.5)	(525.2)
Previous commitments funded	4.0	31.6
Principal paydowns	(0.2)	(34.3)
New unfunded loan commitments	(24.6)	(71.4)
CRE whole loans, net funded	$22.7	$1.0

Weighted average one-month LIBOR floor on new originations	1.20%	0.97%
Weighted average spread above one-month LIBOR	4.26%	4.41%
Weighted average unlevered yield, including amortization of origination fees	5.79%	5.71%

(1)	CRE loan payoffs and extensions resulted in $949,000 and $3.0 million of exit and extension fees during the three months and year ended December 31, 2017, respectively.

(2)	Activity does not include legacy CRE loans classified as assets held for sale.
Commercial Mortgage-Backed Securities

•	RSO acquired commercial mortgage-backed securities ("CMBS") with total face values of $77.7 million and $212.0 million during the three months and year ended December 31, 2017, respectively.

•	CMBS acquired during the year ended December 31, 2017 had a weighted average coupon of 3.63%.

•	RSO's CMBS portfolio had a carrying value of $211.6 million and a weighted average coupon of 4.35% at December 31, 2017.
Discontinued Operations

•
Pursuant to the Plan, the assets and liabilities of Primary Capital Mortgage, LLC ("PCM") and RSO's middle market lending segment, NEW NP, LLC, were reclassified to held for sale during the fourth quarter of 2016 and are reported as discontinued operations on the consolidated statements of operations.

•
In the fourth quarter of 2017, PCM sold its remaining mortgage servicing rights portfolio and a portion of its loans held for sale generating total proceeds of $20.4 million, of which $15.3 million had been received in cash at December 31, 2017. PCM recognized a net loss of $4.1 million for the three months ended December 31, 2017, including a $1.3 million net realized loss on these sales.

•
At December 31, 2017, the remaining four middle market syndicated loans, with an aggregate carrying value of $27.3 million, were current with respect to contractual payments due, and the one remaining directly originated middle market loan, with a carrying value of $2.0 million, was extended to facilitate a sale of the borrower. The middle market portfolio generated net income of $784,000 for the three months ended December 31, 2017.

Liquidity
At February 28, 2018, RSO's liquidity consisted of two primary sources:

•	unrestricted cash and cash equivalents of $200.4 million; and

•	$160.7 million and $95.3 million available under two term financing facilities to finance CRE loans.
Common Stock Book Value and Total Stockholders' Equity
The following table reconciles RSO's common stock book value from December 31, 2016 to December 31, 2017 (in thousands, except per share data):

	Total Amount	Per Share Amount
Common stock book value at December 31, 2016 (1)	$434,211	$14.17
Net income allocable to common shares	5,677	0.18
Change in other comprehensive income:
Available-for-sale securities	(2,403)	(0.08)
Derivatives	619	0.02
Common stock dividends	(6,166)	(0.20)
Common stock dividends on unvested shares	(107)	—
Accretion (dilution) from additional shares outstanding at December 31, 2017 (2)	3,561	(0.02)
Non-cash GAAP discount on the 4.50% Convertible Senior Notes issuance	14,231	0.46
Repurchase of conversion option on extinguished convertible notes	(194)	(0.01)
4.50% Convertible Senior Notes offering costs	(385)	(0.01)
Purchase of non-controlling interest	(1,410)	(0.05)
Total net increase	13,423	0.29
Common stock book value at December 31, 2017 (1)(3)	$447,634	$14.46

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 483,073 and 400,050 shares at December 31, 2017 and 2016, respectively. The denominators for the calculations are 30,946,819 and 30,649,970 at December 31, 2017 and 2016, respectively.

(2)	Per share amount calculation includes the impact of 296,849 additional shares.

(3)	Common stock book value is calculated as total stockholders' equity of $671.5 million less preferred stock equity of $223.8 million at December 31, 2017.
Book value includes $14.2 million of unamortized discount resulting from the value of the conversion option on RSO's convertible senior notes, of which $13.3 million relates to the 4.50% convertible senior notes due 2022 ("4.50% Convertible Senior Notes"). The convertible senior notes' discounts will be amortized into interest expense over the remaining life of each note issuance. At December 31, 2017, book value excluding this item would have been $433.5 million, or $14.01 per common share.
Total stockholders' equity at December 31, 2017, which measures equity before accounting for non-controlling interests, was $671.5 million, of which $223.8 million was attributable to preferred stock. Total stockholders' equity at December 31, 2016 was $704.3 million, of which $270.1 million was attributable to preferred stock.
Preferred Stock Redemptions

•	On January 31, 2018, RSO redeemed all of its outstanding Series A Preferred Stock and 930,983 shares of its outstanding Series B Preferred Stock.

•	On February 21, 2018, RSO announced the full redemption of its remaining outstanding shares of Series B Preferred Stock to occur on March 26, 2018.

•
Upon completion in March 2018, the full redemptions of RSO's Series A Preferred Stock and Series B Preferred Stock will eliminate approximately $13.7 million of preferred stock dividends on an annual basis, or $0.44 per common share.

Litigation

•
On February 5, 2018, RSO entered into a settlement agreement with the plaintiff in the Levin v. Resource Capital Corp. securities class action litigation, under which all claims of the plaintiff class would be released in exchange for settlement consideration of $9.5 million, excluding legal fees, substantially all of which would be funded by insurance proceeds. Consummation of the settlement is subject to various customary conditions that are not guaranteed to occur, including court approval.

•
On February 23, 2018, the consolidated complaint in the In Re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions, which consolidates three shareholder derivative suits against certain current and former officers and directors, was dismissed, but remains subject to the plaintiffs' appeal rights.

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio at December 31, 2017, classified by asset type (in thousands, except percentages):

At December 31, 2017	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Core Assets:
CRE whole loans (1)	$1,290,150	$1,284,822	80.02%	6.09%
CMBS (2)	210,806	211,579	13.18%	4.35%
Total Core Assets	1,500,956	1,496,401	93.20%

Non-Core Assets:
ABS (2)	259	158	0.01%	N/A (10)
Structured notes (3)	2,891	178	0.01%	N/A (10)
Syndicated corporate loans held for sale (4)	13	13	—%	N/A (10)
Investment in an unconsolidated entity (5)	10,503	10,503	0.65%	N/A (10)
Direct financing leases (6)	886	151	0.01%	5.66%
Life settlement contracts (7)	5,130	5,130	0.32%	N/A (10)
Residential mortgage loans held for sale (7)	1,913	1,913	0.12%	3.92%
Middle market loans held for sale (7)(8)	41,199	29,308	1.83%	5.06%
Legacy CRE loans held for sale (7)(9)	63,341	61,841	3.85%	1.64%
Total Non-Core Assets	126,135	109,195	6.80%

Total investment portfolio	$1,627,091	$1,605,596	100.00%

(1)	Net carrying amount includes an allowance for loan losses of $5.3 million at December 31, 2017.

(2)	Classified as investment securities available-for-sale on the consolidated balance sheets.

(3)	Classified as investment securities, trading on the consolidated balance sheets.

(4)	The fair value option was elected for syndicated corporate loans held for sale.

(5)	Classified as investments in unconsolidated entities on the consolidated balance sheets.

(6)	Net carrying amount includes an allowance for lease losses of $735,000 at December 31, 2017.

(7)	Classified as assets held for sale on the consolidated balance sheets.

(8)	Net carrying amount includes the lower of cost or market value adjustments of $11.9 million at December 31, 2017.

(9)	Net carrying amount includes a lower of cost or market value adjustment of $1.5 million at December 31, 2017.

(10)	There are no stated rates associated with these investments.

Supplemental Information
The following schedules of reconciliations and supplemental information at December 31, 2017 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;

•	Schedule II - Summary of Securitization Performance Statistics;

•	Schedule III - Strategic Plan Update; and

•	Schedule IV - Supplemental Information.
About Resource Capital Corp.
Resource Capital Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and commercial real estate-related debt investments.
The Company is externally managed by Resource Capital Manager, Inc. (the "Manager"), which is an indirect wholly-owned subsidiary of C-III Capital Partners LLC, a leading commercial real estate investment management and services company engaged in a broad range of activities.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at IR@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, "Risk Factors," included in its Annual Report on Form 10-K and the risks expressed in its other public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures are discussed in this release. RSO's presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I of this release and can be accessed through RSO's filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited (2017) and audited (2016) consolidated balance sheets, unaudited (fourth quarter ended 2017 and 2016 and year ended 2017) and audited (year ended 2016) consolidated statements of operations, a reconciliation of GAAP net income (loss) to Core Earnings, a summary of securitization performance statistics, an update on RSO's strategic plan and supplemental information regarding RSO's CRE loan portfolio and loans held for sale.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$181,490	$116,026
Restricted cash	22,874	3,399
Interest receivable	6,859	6,404
CRE loans, pledged as collateral and net of allowances of $5,328 and $3,829	1,284,822	1,286,278
Investment securities available-for-sale, including securities pledged as collateral of $169,582 and $97,458	211,737	124,968
Investment securities, trading	178	4,492
Loans held for sale	13	1,007
Principal paydowns receivable	76,129	19,280
Investments in unconsolidated entities	12,051	87,919
Derivatives, at fair value	602	647
Direct financing leases, net of allowances of $735 and $465	151	527
Intangible assets	—	213
Other assets	7,451	14,673
Deferred tax asset, net	—	4,255
Assets held for sale (amounts include $61,841 and $158,178 of legacy CRE loans held for sale in continuing operations, see Note 24)	107,718	383,455
Total assets	$1,912,075	$2,053,543
LIABILITIES (2)
Accounts payable and other liabilities	$5,153	$4,480
Management fee payable - related party	1,035	1,318
Accrued interest expense	4,387	4,979
Borrowings	1,163,485	1,191,456
Distributions payable	5,581	5,560
Preferred stock redemption liability	50,000	—
Accrued tax liability	540	—
Derivatives, at fair value	76	97
Liabilities held for sale (see Note 24)	10,342	142,563
Total liabilities	1,240,599	1,350,453
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 0 and 1,069,016 shares issued and outstanding	—	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 4,613,596 and 5,544,579 shares issued and outstanding	5	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,429,892 and 31,050,020 shares issued and outstanding (including 483,073 and 400,050 unvested restricted shares)	31	31
Additional paid-in capital	1,187,911	1,218,352
Accumulated other comprehensive income	1,297	3,081
Distributions in excess of earnings	(517,773)	(517,177)
Total Resource Capital Corp. stockholders' equity	671,476	704,299
Non-controlling interests	—	(1,209)
Total equity	671,476	703,090
TOTAL LIABILITIES AND EQUITY	$1,912,075	$2,053,543

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
	(unaudited)
(1) Assets of consolidated variable interest entities ("VIEs") included in total assets above:
Restricted cash	$20,846	$3,308
Interest receivable	3,347	3,153
CRE loans, pledged as collateral and net of allowances of $1,330 and $763	603,110	747,726
Investment securities available-for-sale, pledged as collateral, at fair value	—	369
Loans held for sale	13	1,007
Principal paydowns receivable	72,207	5,820
Other assets	73	58
Total assets of consolidated VIEs	$699,596	$761,441

(2) Liabilities of consolidated VIEs included in total liabilities above:
Accounts payable and other liabilities	$96	$133
Accrued interest expense	592	519
Borrowings	416,655	480,103
Total liabilities of consolidated VIEs	$417,343	$480,755

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
REVENUES
Interest income:
CRE loans	$22,941	$20,664	$88,268	$85,229
Securities	3,203	8,693	8,501	22,384
Other	85	730	2,549	5,005
Total interest income	26,229	30,087	99,318	112,618
Interest expense	15,203	13,346	57,657	53,747
Net interest income	11,026	16,741	41,661	58,871
Other revenue	26	1,593	2,048	3,809
Total revenues	11,052	18,334	43,709	62,680
OPERATING EXPENSES
Management fees - related party	2,875	2,802	13,117	12,991
Equity compensation - related party	321	(518)	2,738	3,025
General and administrative	4,066	4,237	15,846	15,197
Depreciation and amortization	13	332	139	1,566
Impairment losses	—	1,173	177	26,470
Provision for loan and lease losses, net	1,254	10,126	1,772	17,765
Total operating expenses	8,529	18,152	33,789	77,014

	2,523	182	9,920	(14,334)
OTHER INCOME (EXPENSE)
Equity in (losses) earnings of unconsolidated entities	(1,745)	23	39,545	5,973
Net realized and unrealized gain on investment securities available-for-sale and loans and derivatives	2,715	2,054	18,334	4,066
Net realized and unrealized gain (loss) on investment securities, trading	16	2,312	(954)	2,398
Fair value adjustments on financial assets held for sale	(1,889)	—	(1,831)	—
Loss on extinguishment of debt	—	—	(10,365)	—
Other income (expense)	25	69	(579)	1,555
Total other income	(878)	4,458	44,150	13,992

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	1,645	4,640	54,070	(342)
Income tax expense	(675)	(1,434)	(6,613)	(10,992)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	970	3,206	47,457	(11,334)
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(3,284)	(6,728)	(14,116)	(19,260)
NET (LOSS) INCOME	(2,314)	(3,522)	33,341	(30,594)
Net income allocated to preferred shares	(6,014)	(6,014)	(24,057)	(24,091)
Carrying value (less than) in excess of consideration paid for preferred shares	(3,803)	—	(3,803)	1,500
Net loss allocable to non-controlling interest, net of taxes	—	16	196	229
NET (LOSS) INCOME ALLOCABLE TO COMMON SHARES	$(12,131)	$(9,520)	$5,677	$(52,956)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
NET (LOSS) INCOME PER COMMON SHARE - BASIC:
CONTINUING OPERATIONS	$(0.28)	$(0.09)	$0.64	$(1.10)
DISCONTINUED OPERATIONS	$(0.11)	$(0.22)	$(0.46)	$(0.63)
TOTAL NET (LOSS) INCOME PER COMMON SHARE - BASIC	$(0.39)	$(0.31)	$0.18	$(1.73)
NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
CONTINUING OPERATIONS	$(0.28)	$(0.09)	$0.64	$(1.10)
DISCONTINUED OPERATIONS	$(0.11)	$(0.22)	$(0.46)	$(0.63)
TOTAL NET (LOSS) INCOME PER COMMON SHARE - DILUTED	$(0.39)	$(0.31)	$0.18	$(1.73)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,914,269	30,617,512	30,836,400	30,539,369
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	30,914,269	30,617,512	31,075,787	30,539,369

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS
(unaudited)
RSO uses Core Earnings as a non-GAAP financial measure to evaluate its operating performance. RSO previously used Adjusted Funds from Operations as a non-GAAP measure of operating performance.
Core Earnings exclude the effects of certain transactions and GAAP adjustments that RSO believes are not indicative of its current CRE loan portfolio and other CRE-related investments and operations. Core Earnings exclude income (loss) from all non-core assets, such as Commercial Finance, Middle Market Lending, Residential Mortgage Lending, certain legacy CRE loans and other non-CRE assets designated as assets held for sale at the initial measurement date.(1)
Core Earnings, for reporting purposes, is defined as GAAP net income (loss) allocable to common shareholders, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets,(2) (3) (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.
Although pursuant to the Third Amended and Restated Management Agreement RSO calculates incentive compensation using Core Earnings excluding incentive fees payable to the Manager, beginning with the three months and year ended December 31, 2017 RSO includes incentive fees payable to the Manager in Core Earnings for reporting purposes.
Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as a measure of liquidity under GAAP. RSO's methodology for calculating Core Earnings may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings may not be comparable to similar performance measures used by other companies.

The following table provides a reconciliation from GAAP net (loss) income allocable to common shares to Core Earnings allocable to common shares for the periods presented (in thousands, except per share data):

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income allocable to common shares - GAAP	$(12,131)	$(9,520)	$5,677	$(52,956)
Adjustment for loss on CRE assets	—	1,145	—	270
Net (loss) income allocable to common shares - GAAP, adjusted	(12,131)	(8,375)	5,677	(52,686)

Reconciling items from continuing operations:
Non-cash equity compensation expense	321	(518)	2,738	3,025
Non-cash provision for CRE loan losses	1,254	2,467	1,502	10,464
Unrealized loss (gain) on core activities	667	(732)	2,167	—
Non-cash amortization of discounts or premiums associated with borrowings	780	414	4,058	1,660
Deferred tax asset valuation allowance (4)	—	1,434	—	10,373
Net (income) loss from limited partnership interest owned at the initial measurement date (1)	—	(440)	1,073	(1,025)
Income tax expense from non-core investments (2)(3)	674	—	6,637	—
Net realized gain on non-core assets (2)(3)	(1,387)	—	(42,402)	—
Net loss (income) from non-core assets (3)	1,010	(8,196)	(4,691)	(17,151)

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(71)	(355)	(3,323)	(355)
Realized loss (gain) on liquidation of CRE loans	103	(2,084)	(12,386)	(2,084)
Asset impairment on CRE securities	—	(723)	—	19,930
Fair value adjustments on legacy CRE loans held for sale	1,942	7,719	1,942	7,719
Net (income) loss from other non-CRE investments held for sale	(688)	113	(974)	113
Loss from discontinued operations, net of taxes	3,284	6,728	14,116	19,260
Core Earnings before realized loss on CRE assets	(4,242)	(2,548)	(23,866)	(757)

Adjustment for realized loss on CRE assets	—	(1,145)	—	(270)
Core Earnings allocable to common shares (5)	$(4,242)	$(3,693)	$(23,866)	$(1,027)
Weighted average common shares - diluted	30,914	30,618	30,836	30,539

Core Earnings per common share - diluted (5)	$(0.14)	$(0.12)	$(0.77)	$(0.03)

(1)	Initial measurement date is December 31, 2016.

(2)	Income tax expense from non-core investments and net realized gain (loss) on non-core assets are components of net income or loss from non-core assets.

(3)
Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.

(4)
Upon making the decision to dispose of the non-core asset classes, RSO re-evaluated its net deferred tax asset, which resulted in a net $10.4 million write down of its valuation allowance for the year ended December 31, 2016.

(5)
Core Earnings include non-recurring charges of $8.5 million, or $(0.28) per common share-diluted, for the year ended December 31, 2017, in connection with the extinguishment of the 6.00% convertible senior notes due 2018 and 8.00% convertible senior notes due 2020, and $3.8 million, or $(0.12) per common share-diluted, for the three months and year ended December 31, 2017, in connection with the redemptions of Series A Preferred Stock and Series B Preferred Stock.

RSO has five operating segments: Commercial Real Estate Debt Investments; Commercial Finance; Middle Market Lending; Residential Mortgage Lending; and Corporate & Other. The Commercial Real Estate Debt Investments operating segment includes our activities and operations related to commercial real estate loans and commercial real estate-related securities. The Commercial Finance operating segment includes the activities and operations related to syndicated corporate loans, syndicated corporate loan-related securities and direct financing leases. The Middle Market Lending operating segment includes the activities and operations related to the origination and purchase of middle market corporate loans. The Residential Mortgage Lending operating segment includes the activities and operations related to originating and servicing residential mortgage loans and investments in residential mortgage-backed securities. The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment and general and administrative expense.
As part of the plan to exit non-CRE businesses, the entire Middle Market Lending and substantially all of the Residential Mortgage Lending segments are reported as discontinued operations. The following table presents a reconciliation of GAAP net income (loss) allocable to common shares to Core Earnings allocable to common shares for the three months ended December 31, 2017 presented by operating segment (in thousands, except per share data):

	Commercial Real Estate Debt Investments	Corporate & Other	Core Subtotal	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Total
Net income (loss) allocable to common shares - GAAP	$11,836	$(18,436)	$(6,600)	$(2,557)	$784	$(3,758)	$(12,131)

Reconciling items from continuing operations:
Non-cash equity compensation expense	—	321	321	—	—	—	321
Non-cash provision for CRE loan losses	1,254	—	1,254	—	—	—	1,254
Unrealized loss on core activities	—	667	667	—	—	—	667
Non-cash amortization of discounts or premiums associated with borrowings	—	780	780	—	—	—	780
Income tax expense from non-core investments (2)(3)	—	—	—	674	—	—	674
Net realized gain on non-core assets (2)(3)	—	—	—	(1,387)	—	—	(1,387)
Net loss from non-core assets (3)	—	—	—	1,031	—	(21)	1,010

Reclassification of allocated expenses to non-CRE activities	—	(1,950)	(1,950)	2,239	—	(289)	—

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(71)	—	(71)	—	—	—	(71)
Realized loss on liquidation of CRE loan	103	—	103	—	—	—	103
Fair value adjustments on legacy CRE loans held for sale	1,942	—	1,942	—	—	—	1,942
Net income from other non-CRE investments held for sale	—	(688)	(688)	—	—	—	(688)
(Income) loss from discontinued operations, net of taxes	—	—	—	—	(784)	4,068	3,284
Core Earnings allocable to common shares (4)	$15,064	$(19,306)	$(4,242)	$—	$—	$—	$(4,242)
Weighted average common shares - diluted	30,914	30,914	30,914	30,914	30,914	30,914	30,914

Core Earnings per common share - diluted (4)	$0.49	$(0.63)	$(0.14)	$—	$—	$—	$(0.14)

(1)	Initial measurement date is December 31, 2016.

(2)	Income tax expense from non-core investments and net realized gain on non-core assets are components of net income or loss from non-core assets.

(3)
Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.

(4)
Core Earnings for the three months ended December 31, 2017 include a non-recurring charge of $3.8 million, or $(0.12) per common share-diluted, in connection with the redemptions of Series A Preferred Stock and Series B Preferred Stock.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(unaudited)
Securitizations - Distributions, Coverage Test and Liquidation Summaries
The following table sets forth the distributions made by and coverage test summaries for RSO's active securitizations for the periods presented (in thousands):

	Cash Distributions		Overcollateralization Cushion (1)		End of Designated Principal Reinvestment Period
	For the Year Ended		At December 31, 2017	At the Initial Measurement Date
Name	December 31, 2017	December 31, 2016
RCC 2015-CRE3 (2)	$8,672	$10,907	$50,743	$20,313	February 2017
RCC 2015-CRE4 (2)	$8,554	$11,784	$56,772	$9,397	September 2017
RCC 2017-CRE5 (2)	$6,643	$—	$23,706	$20,727	July 2020
Apidos Cinco CDO (3)	$2,056	$22,627	N/A	$17,774	N/A

(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(2)
The designated principal reinvestment period for Resource Capital Corp. 2015-CRE3, Resource Capital Corp. 2015-CRE4 and Resource Capital Corp. 2017-CRE5 is the period in which principal repayments can be utilized to purchase loans held outside of the respective securitization that represent the funded commitments of existing collateral in the respective securitization that were not funded as of the date the respective securitization was closed. Additionally, the indenture for each securitization does not contain any interest coverage test provisions.

(3)	Apidos Cinco was substantially liquidated in November 2016. As a result of the liquidation, RSO received $20.4 million of cash and consolidated the remaining assets.
The following table sets forth the distributions made by and liquidation details for RSO's liquidated securitizations for the periods presented (in thousands):

	Cash Distributions		Liquidation Details
	For the Year Ended		Liquidation Date	Remaining Assets at the Liquidation Date (1)
Name	December 31, 2017	December 31, 2016
RCC 2014-CRE2 (2)	$33,050	$12,961	August 2017	$92,980
RREF CDO 2006-1	$—	$1,394	April 2016	$65,730
RREF CDO 2007-1	$—	$1,890	November 2016	$130,857
RCC CRE Notes 2013 (2)	$—	$37,759	December 2016	$13,500
Moselle CLO S.A. (3)	$—	$183	January 2015	$—

(1)	The remaining assets at the liquidation date were measured at fair value and returned to RSO in exchange for its preference share and equity notes in the respective securitization.

(2)
Cash distributions for the year ended December 31, 2017 includes preference share and equity notes distributions at liquidation of $25.6 million for Resource Capital Corp. 2014-CRE2. Cash distributions for the year ended December 31, 2016 includes preference share and equity notes distributions at liquidation of $33.4 million for Resource Capital Corp. CRE Notes 2013.

(3)	Moselle CLO S.A. completed the sale of all of its remaining assets by January 2015.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
STRATEGIC PLAN UPDATE
(unaudited)
In November 2016, RSO's board of directors approved the Plan, pursuant to which RSO is primarily focused on making CRE debt investments. The Plan includes disposing of certain non-core businesses and investments and underperforming legacy CRE loans ("Identified Assets"), as well as maintaining a dividend policy based on sustainable earnings. As part of the Plan, certain Identified Assets were reclassified as discontinued operations ("Discops") and/or assets held for sale ("AHFS") during the fourth quarter of 2016. The following table delineates these disposable investments by business segment and details the current net book value of the businesses and investments included in the Plan (in millions):

	Identified Assets at Plan Inception	Impairments/Adjustments on Non-Monetized Assets (1)(2)	Impairments/Adjustments on Monetized Assets (1)	Monetized through December 31, 2017 (3)	Net Book Value at December 31, 2017 (3)
Discops and AHFS
Legacy CRE Loans (4)	$194.7	$(13.8)	$(11.7)	$(107.4)	$61.8
Middle Market Loans	73.8	(18.3)	0.3	(26.4)	29.4
Residential Mortgage Lending Segment (5)	56.6	(1.2)	(9.6)	(45.1)	0.7
Other AHFS	5.9	2.5	1.6	(3.4)	6.6
Subtotal - Discops and AHFS	$331.0	$(30.8)	$(19.4)	$(182.3)	$98.5
Investments in Unconsolidated Entities	86.6	(1.9)	40.1	(119.4)	5.4
Commercial Finance Assets (6)	62.5	(0.3)	0.4	(62.3)	0.3
Total	$480.1	$(33.0)	$21.1	$(364.0)	$104.2

(1)	Reflects adjustments as a result of the designation as AHFS or Discops, which occurred during the third and fourth quarters of 2016 except as noted in (2) below.

(2)	The impairment adjustment to middle market loans includes $5.4 million of fair value adjustments that occurred prior to the inception of the Plan.

(3)	Investments in unconsolidated entities include a pro forma adjustment for a $5.1 million distribution from Pelium Capital, L.P. received in January 2018.

(4)
Legacy CRE Loans includes $118.2 million par value of loans at the inception of the Plan that were not reflected on the consolidated balance sheets until RSO's investment in Resource Real Estate Funding CDO 2007-1 was liquidated in November 2016.

(5)	Includes $1.1 million of cash and cash equivalents not classified as AHFS in the Residential Mortgage Lending segment at December 31, 2017.

(6)	Commercial Finance assets decreased by $2.3 million related to the reclassification of certain assets to other assets on the consolidated balance sheets.

SCHEDULE IV
RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Loan Investment Statistics
The following table presents information on RSO's allowances for loan losses and its loans held for sale portfolio at the dates indicated (amounts in thousands, percentages based on amortized cost):

	December 31, 2017	December 31, 2016
Allowance for loan losses:	(unaudited)
Specific allowance:
CRE whole loans	$2,500	$2,500
Total specific allowance	2,500	2,500

General allowance:
CRE whole loans	2,828	1,329
Total general allowance	2,828	1,329
Total allowance for loans	$5,328	$3,829
Allowance as a percentage of total loans	0.4%	0.3%

Loans held for sale:
Syndicated corporate loans (1)	$13	$1,007
Total loans held for sale	$13	$1,007

(1)	The fair value option was elected for syndicated corporate loans held for sale.

The following table presents unaudited CRE whole loan portfolio statistics at December 31, 2017, excluding legacy CRE loans classified as assets held for sale (percentages based on carrying value at December 31, 2017):

Loan type:
Whole loans	100.0%
Total	100.0%

Collateral type:
Multifamily	46.8%
Office	21.6%
Retail	19.4%
Hotel	8.3%
Industrial	1.5%
Manufactured Housing	1.5%
Self-Storage	0.9%
Total	100.0%

Collateral by NCREIF U.S. region:
Southwest (1)	28.0%
Pacific (2)	24.3%
Mountain (3)	12.5%
Southeast (4)	11.2%
Mid Atlantic (5)	9.4%
Northeast (6)	8.2%
East North Central	5.7%
West North Central	0.7%
Total	100.0%

(1)	Whole loans in Texas represent 28.0% of the total loan portfolio.

(2)	Whole loans in Southern and Northern California represent 13.4% and 8.2%, respectively, of the total loan portfolio.

(3)	Whole loans in Nevada represent 5.1% of the total loan portfolio.

(4)	Whole loans in Florida represent 8.3% of the total loan portfolio.

(5)	Whole loans in North Carolina represent 6.2% of the total loan portfolio.

(6)	Whole loans in Pennsylvania represent 5.6% of the total loan portfolio.